Exhibit 10.12
PEABODY ENERGY CORPORATION
2017 INCENTIVE PLAN
DEFERRED STOCK UNIT AGREEMENT

THIS DEFERRED STOCK UNIT AGREEMENT (this “Agreement”), effective as of __________, 20___, is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned non-employee director of the Company (the “Grantee”). The Grant Date for these Deferred Stock Units is __________, 2017 (the “Grant Date”).

WHEREAS, the Company wishes to afford the Grantee the opportunity to own shares of Common Stock;
WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”), which has been appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant Deferred Stock Units to the Grantee as an incentive for increased efforts during his or her term with the Company, and has advised the Company thereof and instructed the undersigned officer to enter into this Agreement to evidence this grant of Deferred Stock Units.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meanings specified below. Capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Plan.
Section 1.1 - “Payment Date” shall mean, as used with respect to a Deferred Stock Unit, the earlier to occur of (a) the third anniversary of the Grant Date and (b) the Grantee’s Separation from Service.

Section 1.2 - “Plan” shall mean the Peabody Energy Corporation 2017 Incentive Plan, as amended from time to time.

Section 1.3 - “Section 409A” shall mean Section 409A of the Code and the applicable regulations or other guidance issued thereunder.

Section 1.4 - “Separation from Service” shall mean a termination of the Grantee’s service with the Company or its subsidiary or affiliate (regardless of the reason therefor) that constitutes a “separation from service” as defined in Section 409A or applicable regulations or other guidance in effect thereunder.

ARTICLE 2
GRANT OF DEFERRED STOCK UNITS

Section 2.1 - Grant of Deferred Stock Units. For good and valuable consideration, the Company has granted to the Grantee the number of Deferred Stock units (each, a “Deferred Stock Unit”) set forth on the signature page hereof upon the terms and subject to the conditions set forth in this Agreement. Each Deferred Stock Unit granted hereunder is the equivalent of a hypothetical share of Common Stock of the Company with a value on any given date equal to the Fair Market Value of a share of Common Stock on such date. Each Deferred Stock Unit granted hereunder represents an unfunded and unsecured promise of the Company to issue, in accordance with Article 4 below, a share of Common Stock for each vested Deferred Stock Unit.

Section 2.2 - No Obligation of Service. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company or interfere with or restrict in any way the rights of the Company, which rights are hereby expressly reserved, to terminate the service of the Grantee at any time for any reason whatsoever.

Section 2.3 - Adjustments in Deferred Stock Units. In the event of the occurrence of one of the corporate transactions or other events listed in Section 4.2 of the Plan, the Committee shall make such substitution or adjustment as provided in Sections 4.2 or 13.2 of the Plan or otherwise in the terms of the Deferred Stock Units in order to equitably reflect such corporate transaction or other event. Any such adjustment made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.

Section 2.4 - Change in Control. In order to maintain the Grantee’s rights with respect to the grant of Deferred Stock Units evidenced hereby, upon the occurrence of a Change in Control, the Committee may take such actions with respect to the Deferred Stock Units or make such modifications to the Deferred Stock Units as are permitted by the Plan.

ARTICLE 3
VESTING AND FORFEITURE OF DEFERRED STOCK UNITS

Section 3.1 - Deferred Stock Unit Vesting. Subject to Sections 3.2 and 3.3, the Deferred Stock Units shall become vested ratably, on a monthly basis, over the 12-month period beginning on the Grant Date; provided, that, with respect to the portion of the Deferred Stock Units that are to vest in any given month, such vesting shall only occur to the extent that the Grantee remains in the service of the Company during the entire period commencing on the Grant Date and ending on the date during that month that such Deferred Stock Units are to become vested. For the purpose of clarity, the vesting of Deferred Stock Units in each month shall occur on the monthly anniversary of the Grant Date.

Section 3.2 - Effect of Separation from Service. Subject to Section 3.3, no unvested Deferred Stock Unit shall become vested following the Grantee’s Separation from Service, and all unvested Deferred Stock Units shall be immediately and automatically forfeited upon the Grantee’s Separation from Service.

Section 3.3 - Acceleration Events. Notwithstanding the provisions of Section 3.1 or Section 3.2, the Deferred Stock Units shall become fully vested upon the earliest to occur of: (a) the Grantee’s Separation from Service due to death or Disability; (b) a Change in Control; and (c) the Grantee’s Separation from Service due to the Grantee reaching the end of his or her elected term and either (i) being ineligible to run for an additional term on the Board as a result of reaching age 75 or (ii) having completed at least three (3) years of continuous service as a director.

ARTICLE 4
ISSUANCE OF STOCK

Section 4.1 - Payment Following Vesting of Deferred Stock Units. Subject to the terms of this Agreement, the Company shall issue to the Grantee (or, in the event of the Grantee’s death, to his or her beneficiary or estate) a number of shares of Common Stock equal to the number of Deferred Stock Units vesting hereunder. Subject to Section 4.3, such shares of Common Stock shall be issued to the Grantee on the Payment Date.

Section 4.2 - Specified Employee. If the Payment Date is triggered by a Separation from Service other than due to death and at the time of such Separation from Service the Grantee is a “specified employee” (as such term is defined in Section 409A and using the identification methodology selected by the Company from time to time), the Company shall issue to the Grantee a number of shares of Common Stock equal to the number of vested Deferred Stock Units granted hereunder on the first day of the seventh month after the Payment Date.

Section 4.3 - Conditions to Issuance of Stock Certificates. Shares of Common Stock that may be issued in accordance with Section 4.1 or 4.2 may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. If the Committee reasonably anticipates, in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii), that issuing Common Stock on the Payment Date will violate federal securities laws or other applicable laws, the Company may delay issuing such Common Stock, provided that the Company issues such Common Stock on the earliest date on which the Committee reasonably anticipates that such issuance will not violate federal securities laws or other applicable laws.

Section 4.4 - Stockholder Rights. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock corresponding to Deferred Stock Units granted hereunder unless and until certificates representing such shares shall have been issued by the Company to the Grantee or such ownership has otherwise been indicated and documented by the Company. The Grantee shall not be entitled to dividend equivalents with respect to the Deferred Stock Units.

ARTICLE 5
MISCELLANEOUS

Section 5.1 - Tax Consequences. Unless otherwise specifically provided in another agreement between the Company and the Grantee, the Company shall not be liable or responsible for any tax of the Grantee relating to the Deferred Stock Units, and the Grantee agrees to be responsible for, any and all such taxes with respect to the Deferred Stock Units.

Section 5.2 - Administration. The Committee has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Deferred Stock Units. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.3 - Deferred Stock Units Not Transferable. Neither the Deferred Stock Units nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.4 - Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address set forth in the records of the Company. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

Section 5.5 - Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Pronouns. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.7 - Applicability of Plan. The Deferred Stock Units and the shares of Common Stock issued to the Grantee hereunder, if any, shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Deferred Stock Units and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 5.8 - Amendment.

(a)    Except as permitted by the Plan, this Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Agreement.

(b)    If either party to this Agreement reasonably determines that any amount payable pursuant to this Agreement would result in adverse tax consequences under Section 409A, then such party shall deliver written notice of such determination to the other party, and the parties hereby agree to work in good faith to amend this Agreement so it complies with the requirements of Section 409A and preserves as nearly as possible the original intent and economic effect of the affected provisions.

(c)    To the extent applicable, this Agreement is intended to comply with Section 409A so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee, and this Agreement shall be construed, interpreted and administered in a manner that is consistent with this intent and the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of Section 409A.

(d)    Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for the Grantee’s benefit under this Agreement and grants hereunder may not be reduced by, or offset against, any amount owing by the Grantee to the Company or any of its Subsidiaries.

(e)    Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Agreement and the terms of the Deferred Stock Units as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

Section 5.9 - Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration in St. Louis, Missouri. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay or reimburse any legal fees in connection with such arbitration in the event that the Grantee prevails on a material element of his or her claim or defense. Payments or reimbursements of legal fees made under this Section 5.9 that are provided during one calendar year shall not affect the amount of such payments or reimbursements provided during a subsequent calendar year, payments or reimbursements under this Section 5.9 may not be exchanged or substituted for another form of compensation to the Grantee, and any such reimbursement or payment will be paid within 60 days after the Grantee prevails, but in no event later than the last day of the Grantee’s taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. This Section 5.9 shall remain in effect throughout the period in which Grantee provide services to the Company and for a period of five years following the Grantee’s Separation from Service.

Section 5.10 - Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, effective as of the Grant Date.

GRANTEE	PEABODY ENERGY CORPORATION

[ ]	By:

Its:

Address

Grantee's Taxpayer Identification	Aggregate number of Deferred Stock Units
Number:	granted:

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